Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head Penseco Financial Services Corporation (570) 346-7741

FOR RELEASE:	12:00 P.M. Eastern Time: October 31, 2012

Penseco Financial Services Corporation Reports Earnings as of September 30, 2012

SCRANTON, PA, October 31, 2012 — Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended September 30, 2012 of $2,552,000, or $0.78 per basic and diluted weighted average share, compared with $2,774,000, or $0.85 per basic and diluted weighted average share, from the year ago period, a decrease of $222,000, or 8.0%. Pre-provision net interest income decreased $96,000, or 1.2%. Net interest income, after provision for loan and lease losses, decreased $122,000, or 1.6%, during the 2012 period, due to a decrease in interest income of $619,000, or 6.3%, and an increased provision for loan and lease losses of $26,000, or 5.8%, offset by reduced interest expense of $523,000, or 29.3%, from lower funding costs. The decrease in interest income was primarily attributable to investment and loan cash flows being reinvested at historically low yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia. Non-interest income decreased $450,000, or 12.6%, largely due to decreased merchant transaction income due to lower volume and decreased net realized gains on securities, offset by higher net gains on the sale of other real estate owned property. Non-interest expenses decreased $182,000, or 2.4%, due mostly to lower merchant transaction expenses and premises and equipment expenses, offset by higher Pennsylvania shares tax expenses and FDIC insurance expenses.

The Company reported net income for the nine months ended September 30, 2012 of $7,881,000, or $2.41, per basic and diluted weighted average share, compared with $8,062,000, or $2.46, per basic and diluted weighted average share from the year ago period, a decrease of $181,000, or 2.2%. Pre-provision net interest income decreased $19,000, or 0.1%. Net interest income, after provision for loan and lease losses, increased $917,000, or 4.1%, during the 2012 period, due to a reduction in interest expense of $1,454,000, or 25.9%, from lower funding costs and a $936,000, or 54.6%, decrease in the provision for loan and lease losses, offset by a decrease in interest income of $1,473,000, or 4.9%. The decrease in interest income was primarily attributable to investment and loan cash flows being reinvested at historically low yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia.

Net income from core operations increased $149,000, or 1.9%, for the nine months ended September 30, 2012 to $7,881,000, compared to $7,732,000 for the same period in 2011. Net income from core operations is a non-GAAP measure of net income. The Company defines its core operations to exclude the reversal, in the three months ended in March 31, 2011, of a contingent liability recorded in connection with the 2009 acquisition of Old Forge Bank (the “Merger”). Net income from core operations is a non-GAAP measure of net income. A reconciliation of the net income from core operations and disclosure of the non-GAAP adjusted return on average assets, adjusted return on average equity and adjusted dividend payout ratio derived from that measure are described in the Reconciliation of Non-GAAP Financial Measures included in this press release.

Non-Interest Income

Total non-interest income decreased $450,000, or 12.6%, to $3,121,000 for the three months ended September 30, 2012, compared with $3,571,000 for the same period in 2011. This decrease was primarily attributable to a decrease of $323,000 in merchant transaction income due to lower volume and a decrease of $156,000 in net realized gains on securities. These decreases were offset by a $112,000 increase in other operating income resulting from increases in the gains on the sale of mortgage loans and, to a lesser extent, increases in brokerage fee income and bank-owned life insurance income.

Total non-interest income decreased $1,280,000, or 12.9%, to $8,650,000 for the nine months ended September 30, 2012, compared with $9,930,000 for the same period in 2011. This decrease was attributable to a decrease of $402,000 in other operating income due to income recorded in connection with the reversal of a contingent liability of $500,000 during the quarter ended March 31, 2011, as well as a $398,000 decrease in merchant transaction income due to lower volume, a $320,000 decrease in net realized gains on securities, a $115,000 decrease in service charges on deposit accounts due to decreased overdraft activity and a $102,000 decrease in trust department income due to lower estate fees.

Non-Interest Expenses

Total non-interest expenses decreased $182,000, or 2.4%, to $7,340,000 for the three months ended September 30, 2012 compared with $7,522,000 for the same period in 2011. Premises and equipment expense decreased $209,000, due primarily to lower occupancy and depreciation expense. Merchant transaction expenses decreased $244,000, due to lower volume. These decreases in total non-interest expenses were partially offset by an increase in other operating expenses of $222,000, resulting from increased Pennsylvania shares tax expense and other real estate owned expenses and increased FDIC insurance assessments of $99,000.

Total non-interest expenses decreased $32,000, or 0.1%, to $21,941,000 for the nine months ended September 30, 2012 compared with $21,973,000 for the same period in 2011. Premises and equipment expense decreased $484,000, due primarily to lower occupancy and depreciation expense. Merchant transaction expenses decreased $416,000, due to lower volume. FDIC insurance assessments decreased $93,000. These decreases in total non-interest expenses were offset by an increase in other operating expenses of $710,000, resulting from increased Pennsylvania shares tax expense and other real estate owned expenses and an increase in salaries and employee benefits of $251,000, primarily attributable to merit-based increases, mortgage banking commissions and supplemental retirement plan expenses.

Asset Quality

The Company maintains an allowance for loan and lease losses which reflects management’s estimate of probable loan losses, as determined in accordance with the Company’s allowance for loan and lease losses methodology. The ratio of the allowance for loan and lease losses to total loans was 1.09% and 1.05% as of September 30, 2012 and 2011, respectively.

Non-accrual loans equaled $2,583,000, or 0.40%, of loans at September 30, 2012, representing a decrease of $870,000, or 25.2%, from $3,453,000, or 0.54%, of loans at September 30, 2011. We believe that the decrease in non-accrual loans reflects management’s focused efforts to proactively address delinquent accounts. There were no commitments to lend additional funds to borrowers whose loans were in non-accrual status at September 30, 2012.

Net loan charge-offs amounted to $522,000, or 0.08%, of average outstanding loans for the nine months ended September 30, 2012, compared to $1,502,000, or 0.24%, of average loans outstanding for the nine months ended September 30, 2011.

The Company continues to proactively evaluate probable loan and lease losses and address delinquent loans by, among other things, obtaining current appraisals of collateral, increasing communication with borrowers and placing loans on non-accrual status when collection is in doubt and the loan is moving toward foreclosure.

Income Tax Expense

Applicable income taxes decreased $168,000 or 18.1% and $150,000 or 6.1% primarily due to lower taxable income for the three months and nine months ended September 30, 2012, respectively.

Restatement

During the quarter ended June 30, 2012, the Company became aware that the actuarially computed value of its postretirement benefit liability was inaccurate. The postretirement benefit plan provides employees with life insurance coverage that continues at various levels after retirement. Due to a change in the assumptions provided by the Company to its actuary as to the cost of future premiums, the actuarially computed unfunded liability was understated.

The restatement resulted in the following changes to numbers previously reported:

As of December 31, 2010, an increase in other liabilities (postretirement liability) of $2,206,000 and an increase in other assets (deferred taxes) of $750,000 resulted in a net decrease to Stockholder’s Equity of $1,456,000, from $121,922,000 to $120,466,000.

As of June 30, 2011, an increase in other liabilities of $2,338,000 and an increase in other assets of $795,000 resulted in a net decrease to Stockholder’s Equity of $1,543,000, from $125,943,000 to $124,400,000.

For the three months ended September 30, 2011, an increase of $66,000 in salaries and employee benefits expense and a decrease of $22,000 in applicable income taxes, or a net reduction in net income of $44,000 from $2,818,000 to $2,774,000 or approximately $0.01 per share. Comprehensive income also was reduced by $44,000, from $3,929,000 to $3,885,000.

For the nine months ended September 30, 2011, an increase of $198,000 in salaries and employee benefits expense and a decrease of $67,000 in applicable income taxes, or a net reduction in net income of $131,000 from $8,193,000 to $8,062,000 or approximately $0.04 per share. Comprehensive income also was reduced by $131,000, from $10,702,000 to $10,571,000.

As of September 30, 2011, an increase in other liabilities (postretirement liability) of $2,404,000 and an increase in other assets (deferred taxes) of $817,000 resulted in a net decrease to Stockholder’s Equity of $1,587,000, from $128,496,000 to $126,909,000.

As of December 31, 2011, an increase in other liabilities (postretirement liability) of $2,525,000 and an increase in other assets (deferred taxes) of $858,000 resulted in a net decrease to Stockholder’s Equity of $1,667,000, from $129,000,000 to $127,333,000.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

	September 30, 2012	September 30, 2011	Inc / (Dec) $	% Change
	Three Months Ended

PERFORMANCE RATIOS
Return on Average Assets	1.11%	1.18%		-5.93%
Return on Average Equity	7.69%	8.83%		-12.91%
Net Interest Margin (1)	4.12%	4.15%		-0.72%
Efficiency Ratio (2)	65.40%	63.83%		2.46%
	Nine Months Ended

PERFORMANCE RATIOS
Return on Average Assets	1.14%	1.16%		-1.72%
Return on Average Equity	8.05%	8.70%		-7.47%
Net Interest Margin (1)	4.15%	4.12%		0.73%
Efficiency Ratio (2)	66.07%	63.58%		3.92%
STOCKHOLDERS’ VALUE
Net Income	$7,881	$8,062	$(181)	-2.25%
Earnings per share - Basic	2.41	2.46	(0.05)	-2.03%
Earnings per share - Diluted	2.41	2.46	(0.05)	-2.03%
Dividends Per Share	1.26	1.26	—	—
Book Value Per Share	40.33	38.74	1.59	4.10%
Market Value Per Share	38.25	38.00	0.25	0.66%
Market Value/Book Value	94.84%	98.09%		-3.31%
Price Earnings Multiple	11.90x	11.59x		2.67%
Dividend Payout Ratio	52.28%	51.22%		2.07%
Dividend Yield	4.39%	4.42%		-0.68%
SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	14.55%	13.35%		8.99%
Total Capital/Risk Weighted Assets	17.38%	16.60%		4.70%
Tier 1 Capital/Risk Weighted Assets	16.24%	15.50%		4.77%
Tier 1 Capital/Average Assets	11.40%	10.72%		6.34%
Non-performing Assets/Total Assets	0.35%	0.59%		-40.68%
Non-performing loans to period end loans	0.40%	0.54%		-25.93%
Allowance for loan and lease losses to period end loans	1.09%	1.05%		3.81%
BALANCE SHEET HIGHLIGHTS
Total Assets	$908,194	$950,348	$(42,154)	-4.44%
Total Investments	181,393	177,363	4,030	2.27%
Net Loans	632,094	631,130	964	0.15%
Allowance for Loan and Lease Losses	6,966	6,711	255	3.80%
Total Deposits	705,132	731,684	(26,552)	-3.63%
Stockholders’ Equity	132,110	126,909	5,201	4.10%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest-earning assets. In order to make pre-tax income on tax-exempt investments and loans comparable to taxable investments and loans, a tax equivalent adjustment is made to interest income. This adjustment increased interest income by $541 and $572 for the three months ended September 30, 2012 and 2011, respectively and by $1,711 and $1,742 for the nine months ended September 30, 2012 and 2011, respectively. The Company believes that the tax equivalent presentation is consistent with industry practice. Although the Company believes that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.
(2)

The efficiency ratio is equal to non-interest expenses, excluding amortization of core deposit intangible expense, divided by the sum of net interest income and non-interest income. Amortization of core deposit intangible expense is included in other operating expenses, and was $65 and $73 for the three months ended September 30, 2012 and 2011, respectively and $203 and $230 for the nine months ended September 30, 2012 and 2011, respectively.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	September 30, 2012	September 30, 2011*
ASSETS
Cash and due from banks	$11,901	$60,565
Interest bearing balances with banks	6,414	3,450
Federal funds sold	—	—

Cash and Cash Equivalents	18,315	64,015
Investment securities:
Available-for-sale, at fair value	163,703	149,156
Held-to-maturity (fair value of $18,786 and $29,616, respectively)	17,690	28,207

Total Investment Securities	181,393	177,363
Loans, net of unearned income	639,060	637,841
Less: Allowance for loan and lease losses	6,966	6,711

Loans, Net	632,094	631,130
Bank premises and equipment	15,013	13,192
Other real estate owned	582	2,109
Accrued interest receivable	3,073	3,145
Goodwill	26,398	26,398
Bank owned life insurance	17,490	15,749
Federal Home Loan Bank stock	4,764	5,214
Other assets	9,072	12,033

Total Assets	$908,194	$950,348

LIABILITIES
Deposits:
Non-interest bearing	$141,181	$131,189
Interest bearing	563,951	600,495

Total Deposits	705,132	731,684
Other borrowed funds:
Securities sold under agreements to repurchase	11,873	22,640
Short-term borrowings	—	863
Long-term borrowings	49,576	60,403
Accrued interest payable	815	1,041
Other liabilities	8,688	6,808

Total Liabilities	776,084	823,439

STOCKHOLDERS’ EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized, 3,276,079 shares issued and outstanding	33	33
Surplus	48,890	48,865
Retained earnings	82,467	77,620
Accumulated other comprehensive income	720	391

Total Stockholders’ Equity	132,110	126,909

Total Liabilities and Stockholders’ Equity	$908,194	$950,348

*	— as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011*	2012	2011*
INTEREST INCOME
Interest and fees on loans and leases	$8,059	$8,463	$24,525	$25,133
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	544	597	1,798	2,157
States & political subdivisions	645	803	2,027	2,527
Other securities	14	16	43	45
Interest on Federal funds sold	—	2	—	2
Interest on balances with banks	3	3	7	9

Total Interest Income	9,265	9,884	28,400	29,873

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	287	367	899	1,100
Interest on other deposits	500	833	1,758	2,680
Interest on other borrowed funds	475	585	1,493	1,824

Total Interest Expense	1,262	1,785	4,150	5,604

Net Interest Income	8,003	8,099	24,250	24,269
Provision for loan and lease losses	471	445	777	1,713

Net Interest Income After Provision for Loan and Lease Losses	7,532	7,654	23,473	22,556

NON-INTEREST INCOME
Trust department income	409	431	1,112	1,214
Service charges on deposit accounts	489	540	1,416	1,531
Merchant transaction income	1,357	1,680	3,455	3,853
Brokerage fee income	60	52	201	185
Other fee income	427	450	1,291	1,259
Bank-owned life insurance income	129	124	378	369
Other operating income	247	135	678	1,080
Impairment losses on investment securities	—	—	—	—
Realized gains (losses) on securities, net	3	159	119	439

Total Non-Interest Income	3,121	3,571	8,650	9,930

NON-INTEREST EXPENSES
Salaries and employee benefits	3,413	3,463	10,617	10,366
Premises and equipment	678	887	2,230	2,714
Merchant transaction expenses	866	1,110	2,193	2,609
FDIC insurance assessments	113	14	343	436
Other operating expenses	2,270	2,048	6,558	5,848

Total Non-Interest Expenses	7,340	7,522	21,941	21,973

Income before income taxes	3,313	3,703	10,182	10,513
Applicable income taxes	761	929	2,301	2,451

Net Income	$2,552	$2,774	$7,881	$8,062

Weighted average shares outstanding—Basic	3,276,079	3,276,079	3,276,079	3,276,079
Weighted average shares outstanding—Diluted	3,276,529	3,276,079	3,276,243	3,276,079
Earnings per Common Share—Basic	$0.78	$0.85	$2.41	$2.46
Earnings per Common Share—Diluted	$0.78	$0.85	$2.41	$2.46
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.26	$1.26

*	— as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(in thousands)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011*
Net Income	$2,552	$2,774

Other comprehensive income, net of tax:
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during the period	550	1,199
Less: reclassification adjustment for (losses) gains included in net income	(1)	88

Other comprehensive income (loss)	551	1,111

Comprehensive Income	$3,103	$3,885

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011*
Net Income	$7,881	$8,062

Other comprehensive income, net of tax:
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during the period	1,068	2,778
Less: reclassification adjustment for (losses) gains included in net income	70	269

Other comprehensive income (loss)	998	2,509

Comprehensive Income	$8,879	$10,571

*	— as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, June 30, 2011*	$33	$48,865	$76,222	$(720)	$124,400
Net income*	—	—	2,774	—	2,774
Other comprehensive income (loss)				1,111	1,111
Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, September 30, 2011*	$33	$48,865	$77,620	$391	$126,909

Balance, June 30, 2012	$33	$48,875	$81,290	$169	$130,367
Stock-based compensation		15			15
Net income	—	—	2,552	—	2,552
Other comprehensive income (loss)				551	551
Cash dividends declared ($0.42 per share)	—	—	(1,375)	—	(1,375)

Balance, September 30, 2012	$33	$48,890	$82,467	$720	$132,110

*	— as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, December 31, 2010*	$33	$48,865	$73,686	$(2,118)	$120,466
Net income*	—	—	8,062	—	8,062
Other comprehensive income				2,509	2,509
Cash dividends declared ($1.26 per share)	—	—	(4,128)	—	(4,128)

Balance, September 30, 2011*	$33	$48,865	$77,620	$391	$126,909

Balance, December 31, 2011*	$33	$48,865	$78,713	$(278)	$127,333
Stock-based compensation		25			25
Net income	—	—	7,881	—	7,881
Other comprehensive income				998	998
Cash dividends declared ($1.26 per share)	—	—	(4,127)	—	(4,127)

Balance, September 30, 2012	$33	$48,890	$82,467	$720	$132,110

*	— as restated

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates thirteen offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is quoted on the OTC Bulletin Board, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by management of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Reconciliation of Non-GAAP Financial Measures

Core Operations Calculation

Certain financial measures for the three and nine months ended September 30, 2011 reported herein exclude the effect of the reversal of a contingent liability recorded in connection with the 2009 acquisition of Old Forge Bank. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies.

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures:

	Three Months Ended September 30,
Unadjusted (GAAP)	2012	2011*	Change
Net interest income after provision for loan and lease losses	$7,532	$7,654	$(122)
Non-interest income	3,121	3,571	(450)
Non-interest expense	(7,340)	(7,522)	182
Income tax (provision) benefit	(761)	(929)	168

Net income	2,552	2,774	(222)
Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	—	—	—

Total adjustments pre-tax	—	—	—
Income tax provision (benefit)	—	—	—

After tax adjustments to GAAP	—	—	—

Adjusted “net income from core operations”	$2,552	$2,774	$(222)

Adjusted Return on Average Assets	1.11%	1.18%
Adjusted Return on Average Equity	7.69%	8.83%
Adjusted Dividend Payout Ratio	53.85%	49.41%

*	— as restated

Return on average equity (ROE) and return on average assets (ROA) for the three months ended September 30, 2012 was 7.69% and 1.11%, respectively. ROE was 8.83% and ROA was 1.18% for the same period last year. The dividend payout ratio was 53.85% for the three months ended September 30, 2012 and 49.41% for the same period last year.

	Nine Months Ended September 30,
Unadjusted (GAAP)	2012	2011*	Change
Net interest income after provision for loan and lease losses	$23,473	$22,556	$917
Non-interest income	8,650	9,930	(1,280)
Non-interest expense	(21,941)	(21,973)	32
Income tax (provision) benefit	(2,301)	(2,451)	150

Net income	7,881	8,062	(181)
Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	—	(500)	500

Total adjustments pre-tax	—	(500)	500
Income tax provision (benefit)	—	170	(170)

After tax adjustments to GAAP	—	(330)	330

Adjusted “net income from core operations”	$7,881	$7,732	$149

Adjusted Return on Average Assets	1.14%	1.11%
Adjusted Return on Average Equity	8.05%	8.35%
Adjusted Dividend Payout Ratio	52.28%	53.39%

*	— as restated

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2012 was 8.05% and 1.14%, respectively. ROE was 8.70% (8.35% excluding the reversal of a contingent liability) and ROA was 1.16% (1.11% excluding the reversal of a contingent liability) for the same period last year. The dividend payout ratio was 52.28% for the nine months ended September 30, 2012 and 51.22% (53.39% excluding the reversal of a contingent liability) for the same period last year.

Tangible Assets and Equity

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the Merger, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as conservative measures of net worth, approximating liquidation value.

The following table presents a reconciliation of tangible assets / tangible equity.

	September 30, 2012	September 30, 2011*
Tangible Assets
Total Assets	$908,194	$950,348
Less:
Goodwill	26,398	26,398
Core Deposit Intangible	903	1,179

	27,301	27,577

Tangible Assets	$880,893	$922,771

Tangible Equity
Total Equity	$132,110	$126,909
Less:
Goodwill	26,398	26,398
Core Deposit Intangible	903	1,179

	27,301	27,577

Tangible Equity	$104,809	$99,332

Tangible Equity / Tangible Assets	11.90%	10.76%
Tangible Book Value Per Share	$31.99	$30.32
Market Value / Tangible Book Value	119.57%	125.33%

*	— as restated